UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	November 7, 2012

           Coach, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-16153	52-2242751
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

  516 West 34th Street, New York, NY 10001

   (Address of principal executive offices) (Zip Code)

(212) 594-1850

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 7, 2012, Coach, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders.  Stockholders were asked to vote with respect to three proposals.  A total of 247,253,393 votes were cast as follows:

Proposal Number 1 – Election of Directors: Each of the candidates listed received the number of votes set forth next to his/her respective name.  In addition, there were 25,408,056 broker non-votes with respect to this proposal.

Name	Votes For	Votes Withheld
Lew Frankfort	214,123,608	7,721,729
Susan Kropf	216,002,876	5,842,461
Gary Loveman	213,245,199	8,600,138
Ivan Menezes	216,318,699	5,526,638
Irene Miller	214,808,532	7,036,805
Michael Murphy	214,026,161	7,819,176
Stephanie Tilenius	218,927,327	2,918,010
Jide Zeitlin	216,308,012	5,537,325

Proposal Number 2 – Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2013:

Votes For	Votes Against	Votes Abstaining	Broker Non-votes
244,329,310	2,225,261	698,822	0

Proposal Number 3 – Approval, on a non-binding advisory basis, of the Company’s executive compensation:

Votes For	Votes Against	Votes Abstaining	Broker Non-votes
179,010,873	41,598,568	1,235,896	25,408,056

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2012

COACH, INC.

	By:	/s/ Todd Kahn
Todd Kahn
Executive Vice President, General Counsel
and Secretary